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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement of Daseke, Inc. on Form S-3, of our report, dated February 24, 2017 (which includes an explanatory paragraph relating to the Company's ability to continue as a going concern), relating to the balance sheets of Hennessy Capital Acquisition Corp. II as of December 31, 2016 and 2015, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2016, and for the period from April 29, 2015 (inception) to December 31, 2015. We also consent to the reference to our Firm under the caption "Experts".

/s/ WithumSmith+Brown, PC

New York, New York
August 31, 2017

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM